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                                             EXHIBIT 15



                                        April 4, 1995



Yankee Energy System, Inc.
599 Research Parkway
Meriden, CT   06450-1030


     We are aware that Yankee Energy System, Inc. has incorporated by reference in its Form S-8 Registration Statement its Form 10-Q for the quarter ended December 31, 1994, which includes our report dated January 31, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of a registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                              Very truly yours,



                              ARTHUR ANDERSEN LLP